As filed with the Securities and Exchange Commission on October 12, 2018

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ARK RESTAURANTS CORP.

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	13-3156768 (I.R.S. Employer Identification No.)

85 Fifth Avenue, New York, New York 10003

(Address of Principal Executive Offices) (Zip Code)

2018 Stock Option Plan

(Full title of the plan)

Sonal Shah

General Counsel

Ark Restaurants Corp.

85 Fifth Avenue, New York, NY 10003

(Name and address of agent for service)

212-206-8800

 (Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

(Do not check if a smaller reporting company)

A copy of all communications, including

communications sent to the agent for service

should be sent to:

Elliot H. Lutzker, Esq.

Davidoff Hutcher & Citron LLP

605 3rd Avenue, 34th Floor

New York, New York 10158

(212) 557-7200

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Shares	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, $.01 par value	500,000 (1)(2)	$23.15 (4)	$11,575,000	$1,402.89

(1)	Represents an aggregate of 500,000 shares of common stock issuable upon exercise of stock options to be granted pursuant to the Ark Restaurants Corp. 2016 Stock Option Plan (the “2016 Plan”).

(2)	Pursuant to Rule 416, includes an indeterminable number of shares of Common Stock which may become issuable pursuant to the anti-dilution provisions of the 2016 Plan.

(3)	Any shares of Common Stock covered by an option granted under the Plan that is forfeited, canceled or expires (whether voluntarily or involuntarily) will be deemed not to have been issued for purposes of determining the maximum aggregate number of shares of Common Stock that may be issued under the Plan.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) and Rule 457(c) based upon the last sale price of the Registrant’s Common Stock, as reported on the Nasdaq Global Market on October 9, 2018.
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EXPLANATORY NOTE

This registration statement on Form S-8 is being filed by Ark Restaurants Corp. (the “Company”) to register 500,000 shares of common stock under the Company’s 2016 Plan.

This Registration Statement contains two parts. The first part contains information required in the registration statement pursuant to Part I of Form S-8 with respect to shares of our common stock issuable upon the exercise of stock options made under the Plan subsequent to the date hereof. The second part contains a “reoffer” prospectus prepared in accordance with the requirements of Part I of Form S-3, which, pursuant to General Instruction C of Form S-8, may be used by certain persons, including officers and directors of the Company who are deemed to be affiliates of the Company, as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), as well as by non-affiliate assignees holding restricted securities, as that term is defined in Rule 144 under the Securities Act, in connection with the reoffer and resale of shares of common stock of the Company received by such persons pursuant to the exercise of options granted under the 2016 Plan, which 500,000 shares are being registered herein. Options to purchase an aggregate of 5,000 shares of common stock have been granted to date under the Plan.

This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”). Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the Shares. Statements contained herein concerning the provisions of any documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

We prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act. We are registering 500,000 Shares pursuant to our 2016 Plan. The purpose of our 2016 Plan is to advance the interests of the Company and its stockholders by providing a means of attracting and retaining employees, corporate officers and directors employed or retained by the Company and its subsidiaries and affiliates.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

The document containing the information specified in this Part I of this Form S-8 registration statement has been or will be sent or given to participants in the 2016 Stock Option Plan (the “2016 Plan”), as specified by Rule 428(b)(1) promulgated by the SEC under the Securities Act. Such document(s) are not being filed with the SEC, but constitute (along with the documents incorporated by reference into the registration statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

This registration statement relates to a maximum of 500,000 shares of our common stock issuable pursuant to our 2016 Plan (the “Shares”).

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Item 2. Registrant Information and Employee Plan Annual Information

The documents incorporated by reference into this prospectus pursuant to Item 3 of Part II hereof are available without charge, upon written or oral request. The documents containing the information specified in this Item 2 will be sent or given to employees, officers or directors upon written or oral request, as specified by Rule 428(b) under the Securities Act. All requests shall be directed to Corporate Secretary, Ark Restaurants Corp., 85 Fifth Avenue, New York, NY 10003; (tel) 212-206-8800. In accordance with the rules and regulations of the SEC and the instructions to Form S-8, such documents are not being filed either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

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REOFFER PROSPECTUS

ARK RESTAURANTS CORP.

500,000 SHARES OF COMMON STOCK

This prospectus relates to the reoffer and resale of 500,000 shares of common stock, par value $0.01 per share, of Ark Restaurants Corp., a New York corporation (“Ark,” the “Company,” “we,” “us,” or “our”), that have been or will be acquired by certain persons (collectively referred to as the “selling securityholders”), including our officers and directors who are deemed to be our affiliates, as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), holding restricted securities, as that term is defined in Rule 144 under the Securities Act, in connection with the reoffer and resale of shares of common stock of the Company received by such persons pursuant to the exercise of options to be granted under our 2016 Stock Option Plan (the “2016 Plan”).

The shares offered herby consist of 500,000 shares issuable under the 2016 Plan.

Our common stock is quoted on the Nasdaq Global Market under the symbol “ARKR.” On October 11, 2018, the last reported sale price of our common stock on the NASDAQ Global Market was $22.75 per share.

The shares covered by this prospectus may be offered and sold from time to time directly by the selling securityholders of shares issued upon the exercise of the options granted pursuant to the 2016 Plan or through brokers on the Nasdaq Global Market, or otherwise, at the prices prevailing at the time of such sales. The net proceeds to the selling securityholders will be the proceeds received by them upon such sales, less brokerage commissions, if any. We will pay all expenses of preparing and reproducing this prospectus, but will not receive any of the proceeds from sales by any of the selling securityholders, but we will receive the exercise price upon exercise of the stock options. The selling securityholders and any broker-dealers, agents, or underwriters through whom the shares are sold, may be deemed “underwriters” within the meaning of the Securities Act with respect to securities offered by them, and any profits realized or commissions received by them may be deemed underwriting compensation. See “Plan of Distribution.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SHARES OFFERED HEREBY INVOLVE A SUBSTANTIAL DEGREE OF RISK. SEE “RISK FACTORS” beginning on page 6 of this prospectus.

The date of this prospectus is October 12, 2018

No person is authorized to give any information or to make any representations other than those contained in this prospectus in connection with any offer to sell or sale of the securities to which this prospectus relates, and if given or made, such information or representations must not be relied upon as having been authorized. Neither the deliver of this prospectus nor any sale made hereunder shall, under any circumstances, imply that there has been no change in the facts herein set forth since the date hereof. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

TABLE OF CONTENTS

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Prospectus, as well as information we have previously filed with the SEC and incorporated by reference, is accurate only as of the date on the front of those documents.

AVAILABLE INFORMATION

We file annual, quarterly and current reports and proxy statements and other information with the Securities and Exchange Commission (“SEC”). You may read and copy any such reports, statements or other information that we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the Public Reference Room. Our public filings are also available from commercial document retrieval services and the Internet web site maintained by the SEC at http://www.sec.gov. In addition, our common stock is quoted on the Nasdaq Global Market. Accordingly, our reports, statements and other information may be inspected at the offices of Nasdaq, One Liberty Plaza, 165 Broadway, New York, New York 10006.

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to investors by referring them to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this document. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.

INCORPORATION OF documents BY REFERENCE

The following documents filed with the SEC are incorporated by reference in this prospectus:

(1)	Ark’s Definitive Proxy Statement, as amended, filed with the SEC on February 9, 2018

(2)	Ark’s Annual Report on Form 10-K for the year ended September 30, 2017, filed with the SEC on December 29, 2017.

(3)	Ark’s Quarterly Report on Form 10-Q for the period ended December 30, 2017 filed with the SEC on February 13, 2018.

(4)	Ark’s Quarterly Report on Form 10-Q for the period ended March 31, 2018 filed with the SEC on May 15, 2018.

(5)	Ark’s Quarterly Report on Form 10-Q for the period ended June 30, 2018, filed with the SEC on August 14, 2018.

(6)	The description of our common stock contained in Ark’s Registration Statement on Form S-18 (No. 33-00964)

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of such documents. Any statement contained in a previously filed document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus modifies or supersedes such previous statement and any statement contained in this prospectus shall be deemed to be modified or superseded to the extent that a statement in any document subsequently filed, which is incorporated by reference in this prospectus, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

A copy of any and all of the information included in the documents that have been incorporated by reference in this prospectus (excluding exhibits thereto, unless such exhibits have been specifically incorporated by reference into the information which this prospectus incorporates) but which are not delivered with this prospectus will be provided by us without charge to any person to whom this prospectus is delivered, upon the oral or written request of such person. Written requests should be directed to Ark Restaurants Corp., 85 Fifth Avenue, New York, New York 10003-3019, Attention: Corporate Secretary. Oral requests may be directed to the Secretary at 212-206-8800.

Nothing in this prospectus shall be deemed to incorporate information furnished to, but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.

FORWARD-LOOKING STATEMENTS

Certain statements included or incorporated by reference into this prospectus constitute “forward-looking statements” within the meaning of such term in Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual financial or operating results to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. Such forward looking statements are based on our best estimates of future results, performance or achievements, based on current conditions and our most recent results. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “may”, “will”, potential”, “opportunity”, “believes”, “belief”, “expects”, “intends”, “estimates”, “anticipates” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in our reports and registration statements filed with the SEC.

SUMMARY INFORMATION

The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus or incorporated herein by reference. Each prospective investor is urged to read this prospectus and the documents incorporated herein by reference in their entirety. Investment in the securities offered hereby involves a high degree of risk. See “Risk Factors.”

Ark Restaurants owns and operates 20 restaurants and bars, 19 fast food concepts and catering operations primarily in New York City, Florida, Washington, D.C., Las Vegas, NV and the Gulf Coast of Alabama. Five restaurants are located in New York City, two are located in Washington, D.C., five are located in Las Vegas, Nevada, three are located in Atlantic City, New Jersey, one is located in Boston, Massachusetts, two are located on the east coast of Florida and two are located on the Gulf Coast of Alabama. The Las Vegas operations include four restaurants within the New York-New York Hotel & Casino Resort and operation of the hotel’s room service, banquet facilities, employee dining room and six food court concepts; and one restaurant within the Planet Hollywood Resort and Casino. In Atlantic City, New Jersey, the Company operates a restaurant and a bar in the Resorts Atlantic City Hotel and Casino and a restaurant in the Tropicana Hotel and Casino. The operations at the Foxwoods Resort Casino consist of one fast food concept. In Boston, Massachusetts, the Company operates a restaurant in the Faneuil Hall Marketplace. The Florida operations include the Rustic Inn in Dania Beach, Florida and Shuckers, located in Jensen Beach and the operation of five fast food facilities in Tampa, Florida and seven fast food facilities in Hollywood, Florida, each at a Hard Rock Hotel and Casino operated by the Seminole Indian Tribe at these locations. In Alabama, the Company operates two Original Oyster Houses, one in Gulf Shores, Alabama and one in Spanish Fort, Alabama.

The names and themes of each of our restaurants are different except for our two Gallagher’s Steakhouse restaurants. The menus in our restaurants are extensive, offering a wide variety of high-quality foods at generally moderate prices. The atmosphere at many of the restaurants is lively and extremely casual. Most of the restaurants have separate bar areas, are open seven days a week and most serve lunch as well as dinner. A majority of our net sales are derived from dinner as opposed to lunch service.

While decor differs from restaurant to restaurant, interiors are marked by distinctive architectural and design elements which often incorporate dramatic interior open spaces and extensive glass exteriors. The wall treatments, lighting and decorations are typically vivid, unusual and, in some cases, highly theatrical.

In this prospectus we refer to Ark Restaurants Corp. as “Ark”, the “Company”, “we”, “us” or “our”. Our executive offices are located at 85 Fifth Avenue, New York, New York 10003 and our telephone number is (212)-206-8800. The information on our website does not constitute part of this prospectus.

The Offering

This reoffer prospectus relates to the reoffer and resale of an aggregate of 500,000 shares of our common stock, par value $0.01 per share, by certain selling securityholders, including our officers and directors, who are deemed to be affiliates of the Company, that are issuable upon the exercise of options to be granted pursuant to our 2016 Plan. We will not receive any proceeds from the sale of the shares sold by the selling securityholders, but we will receive the exercise price upon exercise of the stock options, other than for any cashless exercise of options.

If subsequent to the date of this reoffer prospectus, we grant any awards under the 2016 Plan to any persons who are affiliates of the Company, we would supplement this reoffer prospectus with the names of such affiliates and the amount(s) of shares to be reoffered by them as selling securityholders.

RISK FACTORS

This prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Actual results could differ materially from those projected in the forward-looking statements as a result of certain uncertainties set forth below and elsewhere in this prospectus. An investment in the shares is highly speculative and involves a high degree of risk. Prospective investors, prior to making an investment decision, should carefully consider the following risk factors, in addition to the other information set forth in this prospectus, in connection with an investment in the shares offered hereby.

Risks Related To Our Business

We are dependent upon key personnel and may not be able to attract qualified personnel in the future.

We are dependent upon the continued services of Michael Weinstein, the Chairman of the Board and Chief Executive Officer, and a number of key management and other team members who have significant influence over the Company’s business strategy and managerial decisions. In particular, the Company’s President and Chief Financial Officer. The Company does not have an employment agreement with Mr. Weinstein. The loss of Mr. Weinstein’s services or other key personnel, or limitations on their involvement with the Company, could have a material adverse effect on our business or operating results. We do not maintain key person life insurance on any officers of the Company.

Failure of our existing or new restaurants to achieve expected results could have a negative impact on our revenues and performance results.

Performance results currently achieved by our restaurants may not be indicative of longer term performance or the potential market acceptance of restaurants in new locations. We cannot be assured that new restaurants that we open will have similar operating results as existing restaurants. New restaurants take several months or longer to reach expected operating levels due to inefficiencies typically associated with new restaurants, including lack of market awareness, inability to hire sufficient staff and other factors. The failure of our existing or new restaurants to perform as predicted could negatively impact our revenues and results of operations.

Our unfamiliarity with new markets may present risks, which could have a material adverse effect on our future growth and profitability.

Due to higher operating costs caused by temporary inefficiencies typically associated with expanding into new regions and opening new restaurants, such as lack of market awareness and acceptance and limited availability of experienced staff, continued expansion may result in an increase in our operating costs. New markets may have different competitive conditions, consumer tastes and discretionary spending patterns than our existing markets, which may cause our restaurants in these new markets to be less successful than our restaurants in our existing markets. We cannot assure you that restaurants in new markets will be successful.

Factors beyond our control could adversely affect our ability to open new restaurants efficiently, which could cause our operations and financial condition to suffer. These factors include, but are not limited to:

– Selection and availability of suitable restaurant sites;

– Negotiation of acceptable lease or purchase terms for such sites;

– Negotiation of reasonable construction contracts and adequate supervision of construction;

– Our ability to secure required governmental permits and approvals for both construction and operation;

– Availability of adequate capital;

– General economic conditions; and

– Adverse weather conditions.

We may not be successful in addressing these factors, which could adversely affect our ability to open new restaurants on a timely basis, or at all. Delays in opening or failures to open new restaurants could cause our business, results of operations and financial condition to suffer.

Increases in the minimum wage may have a material adverse effect on our business and financial results.

Many of our employees are subject to various minimum wage requirements. Many of our restaurants are located in states where the minimum wage was recently increased and in other states in which increases are scheduled or are being considered. In addition, increases in the minimum wage to $15 per hour may result in further increases in wages to all restaurant workers. Accordingly, there likely will be additional increases implemented in jurisdictions in which we operate or seek to operate. These minimum wage increases may cause us to raise our prices which, in turn, could have a material adverse effect on our business, financial condition, results of operations and/or cash flows.

Mandatory paid leave and unpaid leave may have a material adverse effect on our business and financial results.

Starting January 1, 2018, most workers are able to take up to eight (8) weeks (increasing in New York and other areas to twelve (12) weeks in 2021) of job provided paid leave for childbirth, care for a seriously ill family member or needs related to a family member’s military deployment. These additional expenses may cause us to raise our prices. In certain geographic areas which cannot absorb such increases, this could have a material adverse effect on our business, financial condition; results of operations and/or cash flows.

Ark provides unpaid leave for employees for covered family and medical reasons, including childbirth, to the extent required by the Family and Medical Leave Act of 1933, as amended, and applicable state laws. To the extent we need to hire additional employees or pay overtime for such employees on leave, this would be an added expense which could adversely affect our results of operations.

Our ability to compete with non-tipping restaurants may be adversely affected.

Certain restaurants in areas in which we operate have eliminated tipping and more restaurants may decide to follow suit. We have not implemented such a policy and cannot estimate the effect such change may have on our operations. In the event we are forced to compete and raise our prices to provide for gratuities, this may have a material adverse effect on our business, financial conditions, results of operations or cash flows.

Disruptions in the overall economy may adversely impact our business.

Our ability to generate revenue depends significantly on discretionary consumer spending. Any weakness in discretionary consumer spending could have a material adverse effect on our revenues, results of operations and financial condition.

The restaurant industry has been affected by economic factors, including the deterioration of national, regional and local economic conditions, and shifts in consumer spending patterns. Disruptions in the overall economy have reduced, and may continue to reduce, consumer confidence in the economy, negatively affecting consumer restaurant spending, which could be harmful to our financial position and results of operations. As a result, decreased cash flow generated from our business may adversely affect our financial position and our ability to fund our operations.

Future changes in financial accounting standards may cause adverse unexpected operating results and affect our reported results of operations.

Changes in accounting standards can have a significant effect on our reported results and may affect our reporting of transactions completed before the change is effective. New pronouncements and varying interpretations of pronouncements have occurred and may occur in the future. See Note 1 to the Consolidated Financial Statements related to recently adopted accounting standards.

Changes to existing rules or differing interpretations with respect to our current practices may adversely affect our reported financial results.

Our profitability is dependent in large measure on food, beverage and supply costs which are not within our control.

Our profitability is dependent in large measure on our ability to anticipate and react to changes in food, beverage and supply costs. Various factors beyond our control, including climate changes and government regulations, may affect food and beverage costs. Specifically, our dependence on frequent, timely deliveries of fresh beef, poultry, seafood and produce subjects us to the risks of possible shortages or interruptions in supply caused by adverse weather, food contamination and related recalls or other conditions, which could adversely affect the availability and cost of any such items. We cannot assure you that we will be able to anticipate or react to increasing food and supply costs in the future. The failure to react to these increases could materially and adversely affect our business, results of operations and financial condition.

Rising insurance costs could negatively impact profitability.

The cost of insurance (workers compensation insurance, general liability insurance, property insurance, health insurance and directors and officers liability insurance) has risen significantly over the past few years and is expected to continue to increase. These increases, as well as potential state legislation requirements for employers to provide health insurance to employees, could have a negative impact on our profitability if we are not able to negate the effect of such increases with plan modifications and cost control measures or by continuing to improve our operating efficiencies.

Adverse weather conditions and natural disasters could adversely affect our restaurant sales.

Adverse weather conditions can impact guest traffic at our restaurants, cause the temporary underutilization of outdoor patio seating and, in more severe cases such as hurricanes, tornadoes or other natural disasters, cause temporary closures, sometimes for prolonged periods, which would negatively impact our restaurant sales. Our restaurants have previously been adversely affected by the flooding caused from Hurricane Sandy, as well as other adverse weather conditions. Several of our newest restaurants are located on the East Coast of Florida and on the Gulf Coast of Alabama in low lying areas prone to flooding. Changes in weather could result in construction delays, interruptions to the availability of utilities, and shortages or interruptions in the supply of food items and other supplies, which could increase our costs. Some climatologists predict that the long-term effects of climate change and global warming may result in more severe, volatile weather or extended droughts, which could increase the frequency and duration of weather impacts on our operations.

Compliance with existing and new regulations of corporate governance and public disclosure may result in additional expenses.

Compliance with changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, the Dodd-Frank Act, new SEC regulations and NASDAQ Stock Market rules, has required an increased amount of management attention and external resources. We are committed to maintaining high standards of corporate governance and public disclosure. This investment, required to comply with these changing regulations, may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Intense competition in the restaurant industry could prevent us from increasing or sustaining our revenues and profitability.

The restaurant industry is intensely competitive with respect to food quality, price-value relationships, ambiance, service and location, and many restaurants compete with us at each of our locations. There are a number of well-established competitors with substantially greater financial, marketing, personnel and other resources than ours, and many of our competitors are well established in the markets where we have restaurants, or in which we intend to locate restaurants. Additionally, other companies may develop restaurants that operate with similar concepts.

Any inability to successfully compete with the other restaurants in our markets will prevent us from increasing or sustaining our revenues and profitability and result in a material adverse effect on our business, financial condition, results of operations and/or cash flows. We may also need to modify or refine elements of our restaurant system to evolve our concepts in order to compete with popular new restaurant formats or concepts that may develop in the future. We cannot assure you that we will be successful in implementing these modifications or that these modifications will not reduce our profitability.

Many of our operations are located in casinos and our success is dependent on the success of those casinos.

The success of the business of our restaurants located in Las Vegas, Nevada, Atlantic City, New Jersey, Tampa and Hollywood, Florida, and Ledyard, Connecticut is substantially dependent on the success of the casinos in which the Company operates in these locations to attract customers for themselves and for our restaurants. In particular, casinos in Atlantic City have experienced a significant decline in revenues in recent years as a result of the economic downturn, Hurricane Sandy in 2012, and the fact that numerous casinos have opened in other locations in the Eastern United States. Three of the twelve casinos in Atlantic City have closed. Although the Company did not operate any restaurants in the casinos that closed and the Company’s restaurants in Atlantic City actually experienced an increase in sales of approximately 7.9% from fiscal 2016 to fiscal 2017, the downturn affecting Atlantic City casinos and tourism in general could have a material adverse effect on our restaurants in the city.

As more states approve casino gambling, our business in casinos in existing geographic regions may continue to decline. The successful operation of the casinos in these locations is subject to various risks and uncertainties including, but not limited to:

– The risk associated with governmental approvals of gaming;

– The risk of a change in laws regulating gaming operations;

– Operating in a limited market;

– Competitive risks relating to casino operations; and

– Risks of terrorism and war.

There can be no assurance casino gambling will ever be approved at New Meadowlands Racetrack.

The Company has invested an aggregate of approximately $5,108,000 in the New Meadowlands Racetrack (“NMR”) through its investment in Meadowlands Newmark, LLC, an existing member of NMR to which it has also loaned $1,700,000. The Company has the exclusive right to operate the food and beverage concessions in a casino at NMR if casino gambling is approved. A November 2016 referendum to approve two new casinos in Northern New Jersey was defeated. The issue cannot be voted upon for the following two years, but it will not be on the ballot in November 2018, if ever. As a result, the Company expects it may be subject to additional capital calls in the future that it can either participate in or have its interest diluted. Although sports betting has commenced at NMR, there can be no assurance that a casino will be approved at NMR with Meadowlands Newmark LLC being granted the right to conduct gambling at such a casino at any time in the future.

The restaurant industry is affected by changes in consumer preferences and discretionary spending patterns that could result in a reduction in our revenues.

We continuously need to monitor and to modify our restaurants’ menus, for changes in consumer preferences. These changes may cause us to lose customers, who are less satisfied with such modified menu, and we may not be able to attract a new customer base to generate the necessary revenues to maintain our income from restaurant operations. A change in our menus may also result in us having different competitors. We may not be able to successfully compete against established competitors in the general restaurant market. Our success also depends on various factors affecting discretionary consumer spending, including economic conditions, disposable consumer income and consumer confidence. Adverse changes in these factors could reduce our customer base and spending patterns, either of which could reduce our revenues and results of operations.

Our geographic concentrations could have a material adverse effect on our business, results of operations and financial condition.

We currently operate in eight regions, New York City, Washington, D.C., Las Vegas, Nevada, Florida, Atlantic City, New Jersey, Ledyard, Connecticut, Gulf Shores, Alabama and Boston, Massachusetts. As a result, we are particularly susceptible to adverse trends and economic conditions in these markets, including its labor market, which could have a negative impact on our profitability as a whole. In addition, given our geographic concentration, negative publicity regarding any of our restaurants could have a material adverse effect on our business, results of operations and financial condition, as could other regional occurrences such as acts of terrorism, local strikes, natural disasters or changes in laws or regulations.

Our operating results may fluctuate significantly due to seasonality and other factors beyond our control.

Our business is subject to seasonal fluctuations, which may vary greatly depending upon the region of the United States in which a particular restaurant is located. In addition to seasonality, our quarterly and annual operating results and comparable unit sales may fluctuate significantly as a result of a variety of factors, including, but not limited to:

– The amount of sales contributed by new and existing restaurants;

– The timing of new openings and closings;

– Increases in the cost of key food or beverage products;

– Labor costs for our personnel;

– Our ability to achieve and sustain profitability on a quarterly or annual basis;

– Adverse weather;

– Consumer confidence and changes in consumer preferences;

– Health concerns, including adverse publicity concerning food-related illnesses;

– The level of competition from existing or new competitors;

– Economic conditions generally and in each of the markets in which we are located; and

– Acceptance of a new or modified concept in each of the new markets in which we could be located.

These fluctuations make it difficult for us to predict and address in a timely manner factors that may have a negative impact on our business, results of operations, financial condition and/or cash flows.

Our expansion may strain our infrastructure, which could slow restaurant development.

The Company has expanded its operations in recent years in the States of Florida and Alabama, where we have not previously done business. This and any further expansion may place a strain on our management systems, financial controls, and information systems. To manage growth effectively, we must maintain the high level of quality and service at our existing and future restaurants. We must also continue to enhance our operational, information, financial and management systems and locate, hire, train and retain qualified personnel, particularly restaurant managers. We cannot predict whether we will be able to respond on a timely basis to all of the changing demands that any expansion will impose on management and those systems and controls. If we are not able to effectively manage any one or more of these or other aspects of expansion, our business, results of operations and financial condition could be materially adversely affected.

Our inability to retain key personnel could negatively impact our business.

Our success will continue to be highly dependent on our key operating officers and employees. We must continue to attract, retain and motivate a sufficient number of qualified management and operating personnel, including general managers and chefs. The ability of these key personnel to maintain consistency in the quality and atmosphere of our restaurants is a critical factor in our success. Any failure to do so may harm our reputation and result in a loss of business.

We could face labor shortages, increased labor costs and other adverse effects of varying labor conditions.

The development and success of our restaurants depend, in large part, on the efforts, abilities, experience and reputations of the general managers and chefs at such restaurants. In addition, our success depends, in part, upon our ability to attract, motivate and retain a sufficient number of qualified employees, including restaurant managers, kitchen staff and wait staff. Qualified individuals needed to fill these positions are in short supply and the inability to recruit and retain such individuals may delay the planned openings of new restaurants or result in high employee turnover in existing restaurants. A significant delay in finding qualified employees or high turnover of existing employees could materially and adversely affect our business, results of operations and financial condition. Also, competition for qualified employees could require us to pay higher wages to attract sufficient qualified employees, which could result in higher, labor costs. In addition, increases in the minimum hourly wage, employment tax rates and levies, related benefits costs, including health insurance, and similar matters over which we have no control may increase our operating costs.

Unanticipated costs or delays in the development or construction of future restaurants could prevent our timely and cost-effective opening of new restaurants.

We depend on contractors and real estate developers to construct our restaurants. Many factors may adversely affect the cost and time associated with the development and construction of our restaurants, including, but not limited to:

– Labor disputes;

– Shortages of materials or skilled labor;

– Adverse weather conditions;

– Unforeseen engineering problems;

– Environmental problems;

– Construction or zoning problems;

– Local government regulations;

– Modifications in design; and

– Other unanticipated increases in costs.

Any of these factors could give rise to delays or cost overruns, which may prevent us from developing additional restaurants within our anticipated budgets or time periods or at all. Any such failure could cause our business, results of operations and financial condition to suffer.

We may not be able to obtain and maintain necessary federal, state and local permits which could delay or prevent the opening of future restaurants.

Our business is subject to extensive federal, state and local government regulations, including regulations relating to:

– Alcoholic beverage control;

– The purchase, preparation and sale of food;

– Public health and safety;

– Sanitation, building, zoning and fire codes; and

– Employment and related tax matters.

All of these regulations impact not only our current operations, but also our ability to open future restaurants. We will be required to comply with applicable state and local regulations in new locations into which we expand. Any difficulties, delays or failures in obtaining licenses, permits or approvals in such new locations could delay or prevent the opening of a restaurant in a particular area or reduce operations at an existing location, either of which could materially and adversely affect our business, results of operations and financial condition.

We are dependent on information technology and any material failure in the operation or security of that technology or our ability to execute a comprehensive business continuity plan could impair our ability to efficiently operate our business.

We rely on information systems across our operations, including, for example, point-of-sale processing in our restaurants, management of our supply chain, collection of cash, payment of obligations and various other processes and procedures. Our ability to efficiently manage our business depends significantly on the reliability and capacity of these systems. The failure of these systems to operate effectively, problems with maintenance, upgrading or transitioning to replacement systems, or a breach in security of these systems could cause delays in customer service and reduce efficiency in our operations. A security breach or cyber-attack could include theft of credit card data or other personal information as well as our intellectual property. Significant capital investments might be required to remediate any problems.

Additionally, our corporate systems and processes and corporate support for our restaurant operations are handled primarily at our corporate office in New York. We have disaster recovery procedures and business continuity plans in place to address most events of a crisis nature and back up and offsite locations for recovery of electronic and other forms of data and information. However, if we are unable to fully implement our disaster recovery plans, we may experience delays in recovery of data, inability to perform vital corporate functions, tardiness in required reporting and compliance, failures to adequately support restaurant operations and other breakdowns in normal communication and operating procedures that could have a material adverse effect on our financial condition, results of operation and exposure to administrative and other legal claims.

Failure to protect the integrity and security of individually identifiable data of our guests and employees and confidential and proprietary information of the Company could damage our reputation and expose us to loss of revenues and litigation.

We receive and maintain certain personal information about our guests and employees in our information technology systems, such as point-of-sale, web and mobile platforms. Additionally our systems contain proprietary and confidential information related to our business. Use of this information is regulated at the federal and state levels, as well as by certain third party contracts. If our or our business associates’ information systems are compromised as a result of a cyber-attack or other external or internal method, or we fail to comply with applicable laws and regulations, it could result in a violation of the laws and regulations, and an adverse and material impact on our reputation, operations, results of operations and financial condition. Such security breaches could also result in litigation or governmental investigation against us or the imposition of penalties. These impacts could also occur if we are perceived either to have had an attack, failure or to have failed to properly respond to an incident. Like many other retail companies, we experience frequent attempts to compromise our systems but none have resulted in a material breach. As privacy and information security laws and regulations change or cyber risks evolve pertaining to data, we may incur additional costs in technology, third party services and personnel to remain in compliance and maintain systems designed to anticipate and prevent cyber-attacks. Our security frameworks prevent breaches of our systems and data loss, but these measures cannot provide assurance that we will be successful in preventing such breaches or data loss.

The restaurant industry is affected by litigation and publicity concerning food quality, health and other issues, which can cause guests to avoid our restaurants and result in liabilities.

Health concerns, including adverse publicity concerning food-related illness, although not specifically related to our restaurants, could cause guests to avoid restaurants in general, which would have a negative impact on our sales. We may also be the subject of complaints or litigation from guests alleging food-related illness, injuries suffered on the premises or other food quality, health or operational concerns. A lawsuit or claim could result in an adverse decision against us that could have a material adverse effect on our business and results of operations. We may also be subject to litigation which, regardless of the outcome, could result in adverse publicity. Adverse publicity resulting from such allegations may materially adversely affect us and our restaurants, regardless of whether such allegations are true or whether we are ultimately held liable. Such litigation, adverse publicity or damages could have a material adverse effect on our competitive position, business, results of operations and financial condition and results of operations.

Violations of the Company’s prohibition on harassment, sexual or otherwise, could result in liabilities and/or litigation.

We prohibit harassment or discrimination in the workplace, in sexual on in any other form. This policy applies to all aspects of employment. Notwithstanding our taking disciplinary action against alleged violations, we may encounter additional costs from claims made and/or legal proceedings brought against the Company.

Uncertain Effect of Tax Reform Bills on an Investment in the Company.

The Tax Cuts and Jobs Act (the “Tax Act”) was enacted into law and the new legislation contains several key tax provisions that affect us. The Tax Act is expected to have a favorable impact on the Company’s effective tax rate and net income as reported under generally accepted accounting principles both in the first fiscal quarter of 2018 and subsequent reporting periods to which the Act is effective. However, the Company is assessing the impact of the Act and there can be no assurances that it will have a favorable impact. The Company’s accounting for impact of the Tax Act was incomplete as of June 30, 2018. Investors should consult with their tax advisors with respect to the effect of the Act and any other regulatory or administrative developments and proposals and their potential effect on your investment in the Company.

Risks Related To Our Common Stock

The fact that a relatively small number of investors hold our publicly traded common stock could cause our stock price to fluctuate.

The market price of our common stock could fluctuate as a result of sales by our existing stockholders of a large number of shares of our common stock in the market or the perception that such sales could occur. A large number of shares of our common stock is concentrated in the hands of a small number of individual and institutional investors and is thinly traded. An attempt to sell by a large holder could adversely affect the price of our stock.

Ownership of a substantial majority of our outstanding common stock by a limited number of stockholders will limit your ability to influence corporate matters.

A substantial majority of our capital stock is held by a limited number of stockholders. Almost 50% of our common stock is beneficially owned by officers and directors of the Company. Accordingly, management and a few other stockholders have a strong influence on major decisions of corporate policy, and the outcome of any major transaction or other matters submitted to our stockholders, including, but not limited to, potential mergers, acquisitions and/or sale of substantially all assets or other corporate transactions, and amendments to our Amended and Restated Certificate of Incorporation. Stockholders other than these principal stockholders are therefore likely to have little influence on decisions regarding such matters.

The price of our common stock may fluctuate significantly.

The price at which our common stock trades may fluctuate significantly. A large number of shares of our common stock is concentrated in the hands of a small number of individuals and institutional investors and is thinly traded. An attempt to sell by a large holder could adversely affect the price of our stock.

The stock market has from time to time experienced significant price and volume fluctuations. The trading price of our common stock could be subject to wide fluctuations in response to a number of factors, including, but not limited to:

– Fluctuations in quarterly or annual results of operations;

– Changes in published earnings estimates by analysts and whether our actual earnings meet or exceed such estimates;

– Additions or departures of key personnel;

– Our ability to execute our business plan and open new restaurants;

– Changes in the restaurant industry;

– Competitive pricing pressures;

– Regulatory developments; and

– Changes in overall stock market conditions, including the stock prices of other restaurant companies.

In addition, our principal stockholders’ ownership may discourage a potential acquirer from making a tender offer or otherwise attempt to obtain control of the Company, which, in time, could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

In the past, companies that have experienced extreme fluctuations in the market price of their stock have been the subject of securities class action litigation. If we were to be subject to such litigation, it could result in substantial costs and a diversion of our management’s attention and resources, which may have a material adverse effect on our business, results of operations, and financial condition.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock by the selling securityholders. All such proceeds will be received by the selling securityholders. However, we expect to use the proceeds from the exercise of the options for working capital and other general corporate purposes.

SELLING SECURITYHOLDERS

The shares offered by this prospectus are being registered for reoffers and resales by the selling securityholders, who may acquire such shares pursuant to the exercise of options granted under the 2016 Plan. All of the shares of our common stock registered for sale under this reoffer prospectus will be owned, prior to the offer and sale of such shares, by certain of our employees, directors, and executive officers listed below (the “selling securityholders”). We are registering the shares of our common stock covered by this reoffer prospectus for the selling securityholders. As used in this reoffer prospectus, “selling securityholders” includes the pledges, donees, transferees or others who may later hold the selling securityholders’ interests. The selling securityholders named below may resell all, a portion or none of such shares from time to time. In addition, certain non-affiliates of the Company, not named in the following table, who hold less than the lesser of 1,000 shares or 1% of the shares issuable under a Plan may also use this prospectus to sell up to that amount of shares acquired by them pursuant to the exercise of options or other stock awards granted to them under the 2016 Plan.

The following table sets forth, with respect to each selling securityholder, based upon information available to us as of October 4, 2018, the number of shares of common stock beneficially owned before and after the sale of the shares offered by this prospectus; the maximum number of shares to be sold; and the percent of the outstanding shares of common stock owned before and after the sale of the common stock offered by this prospectus.

Selling Securityholder	Shares Owned Prior to the Sale (1)	Percentage of Shares Owned Prior to the Sale	Shares Registered
Michael Weinstein, Chairman of the Board and CEO	966,603(2)	27.68%	-0-
Vincent Pascal, Senior Vice President	77,983(3)	2.22%	-0-
Paul Gordon, Senior Vice President	40,875(3)	1.16%	-0-
Robert Stewart	62,675(4)	1.78%	-0-
Bruce R. Lewin, Director	297,681(5)(6)	8.57%	-0-
Steven Shulman, Director	20,300(7)	Less than 1%	-0-
Marcia Allen, Director	13,500(7)	Less than 1%	-0-
Arthur Stainman, Director	71,950(6)(8)	2.07%	-0-
Steven Novick, Director	13,500(7)	Less than 1%	-0-
All directors and exclusive officers as a group (nine persons)	1,564,967(9)	42.48%	-0-
Sonal Shah, General Counsel	5,000	Less than 1%	5,000(10)

(1)	Based on 3,470,181 shares of common stock issued and outstanding as of October 4, 2018. Except to the extent otherwise indicated, to the best of the Company’s knowledge, each of the indicated persons exercises sole voting and investment power with respect to all shares beneficially owned by him.

(2)	Includes a 50% interest (113,500) shares held by Michael Weinstein in a limited liability company account maintained by his adult children; 4,200 shares held by The Weinstein Foundation for which Mr. Weinstein acts as trustee and has shared investment and voting power; and 21,375 shares issuable to Mr. Weinstein pursuant to stock options, all of which options are currently exercisable.

(3)	Includes 40,875 shares issuable pursuant to stock options exercisable by the estate of Robert Stewart within 60 days after the date of this Prospectus.

(4)	Includes 60,375 shares issuable pursuant to stock options exercisable within 60 days after the date of this Prospectus.

(5)	Includes 1,500 shares owned by Mr. Lewin in his Individual Retirement Account (“IRA”).

(6)	Includes 5,000 shares issuable pursuant to stock options exercisable within 60 days after the date of this Prospectus.

(7)	Includes 13,500 shares issuable pursuant to stock options exercisable within 60 days after the date of this Prospectus.

(8)	Includes 31,150 shares owned by Mr. Stainman’s spouse and 9,200 shares held by investment advisory clients of First Manhattan Co. (“FMC”), as to which FMC and Mr. Stainman, in his capacity as Managing Member of First Manhattan LLC, the sole general partner of FMC, share dispositive and voting power.

(9)	Includes 243,000 shares issuable pursuant to stock options exercisable within 60 days after the date of this Proxy Statement.

(10)	One-half (2,500 shares) of these options are vested and one-half (2,500 shares) shall vest and become exercisable on August 18, 2019.

PLAN OF DISTRIBUTION

We are registering the shares on behalf of the selling securityholders to permit the resale of these shares by these stockholders from time to time after the date of this prospectus.

The selling securityholders and any of their pledges, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales may be at fixed or negotiated prices. The selling securityholders may use any one or more of the following methods when selling shares:

•	Ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

•	Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	An exchange distribution in accordance with the rules of the applicable exchange;

•	Privately negotiated transactions;

•	To cover short sales made after the date that this registration statement is declared effective by the SEC;

•	Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	A combination of any such methods of sale; and

•	Any other method permitted pursuant to applicable law.

Broker-dealers engaged by the selling securityholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling securityholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling securityholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling securityholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provisions of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus.

Upon our being notified by a selling securityholder that any material arrangement has been entered into with a broker or dealer for the sale of shares through a secondary distribution, or a purchase by a broker or dealer, we will file a prospectus supplement, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (a) the name of each of such selling securityholder and the participating broker-dealers, (b) the number of shares involved, (c) the price at which such shares are being sold, (d) the commissions paid or the discounts or concessions allowed to such broker-dealers, (e) where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in the prospectus, as supplemented, and (f) other facts material to the transaction.

In addition to any such number of shares sold hereunder, a selling stockholder may, at the same time, sell any share of common stock, including the shares offered by this prospectus, owned by such person in compliance with all of the requirements of Rule 144 under the Securities Act, regardless of whether such shares are covered by this prospectus.

There is no assurance that any of the selling stockholders will sell any or all of the shares offered by this prospectus.

In addition, upon us being notified in writing by a selling securityholders that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The selling securityholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling securityholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of securities will be paid by the selling stockholder and/or the purchasers. Each selling securityholder has represented and warranted to us that it acquired the securities subject to this registration statement in the ordinary course of such selling securityholder’s business and, at the time of its purchase of such securities such selling securityholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

We have advised each selling securityholder that it may not use shares registered on this registration statement to cover short sales of common stock made prior to the date on which this registration statement shall have been declared effective by the SEC. If a selling securityholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling securityholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling securityholders in connection with resales of their respective shares under this registration statement.

We are required to pay all fees and expenses incident to the registration of the shares, other than commissions and discounts of underwriters, dealers or agents, but we will not receive any proceeds from the sale of the common stock. We have agreed to indemnify the selling securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

There is no assurance that any of the selling securityholders will sell any or all of the shares offered by this prospectus.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The following summary of the terms of our capital stock does not purport to be complete and is qualified in its entirety by reference to the applicable provisions of New York law, our Certificate of Incorporation and our By-Laws.

As set forth in our Certificate of Incorporation, as amended, our authorized capital stock consists of 10,000,000 shares of common stock, par value $0.01 per share.

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The holders of our common stock are entitled to receive ratably such dividends as are declared by our board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, holders of our common stock have the right to a ratable portion of assets remaining after payment of liabilities. The holders of our common stock have no preemptive rights or rights to convert their common stock into any other securities and are not subject to future calls or assessments by Ark. All issued and outstanding shares of our common stock are fully paid and non-assessable.

INTEREST OF NAMED EXPERTS AND COUNSEL.

There are no interests of named experts and counsel.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company, the SEC has expressed its opinion that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares being registered, the Company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and we will be governed by the final adjudication of such issue.

EXEMPTION FROM REGISTRATION CLAIMED

No restricted shares of Common Stock have been issued under the 2016 Plan.

Material changes

There have been no material changes in the Company’s affairs since the end of the latest fiscal year that have not been disclosed in a previously filed report.

LEGAL MATTERS

The validity of the shares of our common stock being offered for sale pursuant to this Prospectus has been passed upon for us by Davidoff Hutcher & Citron LLP, 605 Third Avenue, 34th Floor, New York, New York 10158.

EXPERTS

Our consolidated financial statements for the two fiscal years ended September 30, 2017 and October 1, 2016 have been incorporated by reference in this Prospectus and in this Registration Statement in reliance upon the report of CohnReznick LLP, independent registered public accounting firm, on their audit of our financial statements given on authority of this firm as an expert in accounting and auditing.

PROSPECTIVE INVESTORS MAY RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE PROSPECTIVE INVESTORS WITH DIFFERENT OR ADDITIONAL INFORMATION. THIS

PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT SEEKING AN OFFER TO BUY IN ANY JURISDICTION WHERE SUCH OFFER, OR SALE IS NOT PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR ANY SALE OF THESE SHARES.

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed with the Securities and Exchange Commission (the “SEC”) by Ark Restaurants Corp., a New York corporation (the “Registrant”), pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this registration statement:

(1)	Registrant’s Definitive Proxy Statement, as amended, filed with the SEC on February 9, 2018.

(2)	Registrant’s Annual Report on Form 10-K for the year ended September 30, 2017, filed with the SEC on December 29, 2017.

(3)	Ark’s Quarterly Report on Form 10-Q for the period ended December 30, 2017 filed with the SEC on February 13, 2018.

(4)	Ark’s Quarterly Report on Form 10-Q for the period ended March 31, 2018 filed with the SEC on May 15, 2018

(5)	Ark’s Quarterly Report on Form 10-Q for the period ended June 30, 2018, filed with the SEC on August 14, 2018.

(6)	The description of our Common Stock contained in Registrant’s Registration Statement on Form S-18 (No. 33-00964).

All documents subsequently filed by the Registrant after the date of this prospectus pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of such documents. Any statement contained in a previously filed document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus modifies or supersedes such previous statement and any statement contained in this prospectus shall be deemed to be modified or superseded to the extent that a statement in any document subsequently filed, which is incorporated by reference in this prospectus, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may read and copy any reports, statements or other information we have filed at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our filings are also available on the Internet at the SEC’s website at http:\\www.sec.gov.

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Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

(A) The registrant’s authority to indemnify its officers and directors is governed by the provisions of Sections 721 through 726 of the Business Corporation Law of the State of New York (the “BCL”), by the Certificate of Incorporation of the registrant, and by the registrant’s By-laws.

(B) The Certificate of Incorporation of the registrant provides as follows:

The personal liability of the directors of the Corporation to the Corporation or its shareholders for damages for any breach of duty as a director is hereby eliminated to the fullest extent permitted by the Business Corporation Law of the State of New York as the same may be amended and supplemented. The Corporation shall, to the fullest extent permitted by the New York Business Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said law from and against any and all of the expenses, liabilities or other matters referred to in or covered by said law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which any indemnified person may be entitled under any by-laws, agreement, vote of shareholders or directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of heirs, executors and administrators of such person.

(C) Article V, Section 4 of the registrant’s By-Laws provides as follows:

The Corporation shall, to the fullest extent permitted by the New York Business Corporation Law as amended or supplemented, indemnify any and all persons whom it shall have power to indemnify under said law from and against any and all of the expenses, liabilities or other matters referred to in or covered by said law.

The Corporation may enter into indemnification agreements with any officers, directors or other persons whom it shall have power to indemnify, when and as determined by the Board of Directors.

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(D) The Board of Directors of the registrant authorized the registrant to enter into indemnity agreements with officers and directors of the registrant when and as determined by the Board of Directors. Pursuant to the foregoing authority, the registrant has entered into indemnity agreements with each of its directors and certain of its officers.

The indemnity agreements obligate the registrant to provide the maximum protection allowed under the BCL. The indemnity agreements supplement and increase the protection afforded to officers and directors under the Certificate of Incorporation in the following respects:

1. The indemnity agreements establish the presumption that the officer or director has met the standard of conduct required for indemnification, as prescribed under the BCL. Indemnification will be made unless the Board of Directors, independent legal counsel or the stockholders of the registrant determines that the applicable standard of conduct has not been met.

2. The indemnity agreements provide that litigation expenses shall be paid promptly by the registrant as they are incurred or shall be advanced on behalf of the officer or director as may be appropriate against delivery of invoices therefor in advance of indemnification, provided that if it is ultimately determined that such officer or director is not entitled to indemnification for such expenses he or she shall promptly repay such amounts to the registrant.

3. In the event of a determination by the Board of Directors, independent legal counsel or the stockholders of the registrant that an officer or director did not meet the standard of conduct required for indemnification, the indemnity agreements allow such officer or director to contest this determination by petitioning a court to make an independent determination of whether such officer or director is entitled to indemnification under the indemnity agreements.

4. The indemnity agreements explicitly provide for partial indemnification of costs and expenses in the event that an officer or director is not entitled to full indemnification under the terms of the indemnity agreements.

5. The indemnity agreements cannot be unilaterally modified or amended by the registrant, the Board of Directors or the stockholders of the registrant.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers and directors pursuant to the provisions described above or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

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Item 8. Exhibits

Exhibit Number	Description

4.1	2016 Stock Option Plan

4.2	Form of Incentive Stock Option Agreement

4.3	Form of Non-Statutory Stock Option Agreement

4.4	Amendment to Ark Restaurants Corp. 2010 Stock Option Plan

5.1	Opinion of Davidoff Hutcher & Citron LLP

23.1	Consent of Davidoff Hutcher & Citron LLP

23.2	Consent of CohnReznick LLP

24.1	Power of attorney of officers and directors of the Registrant (included in page II-7)

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
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(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)1(i) and (a)(1)(ii) of above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be file( pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on October 12, 2018.

ARK RESTAURANTS CORP.

By:	/s/ Michael Weinstein
	By:	Michael Weinstein
	Title:	Chairman of the Board and Chief
Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Weinstein and Sonal Shah, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power-of-attorney does not revoke any earlier powers-of-attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Michael Weinstein	Chairman of the Board and Chief
Michael Weinstein	Executive Officer	October 12, 2018

/s/Anthony J. Sirica	Chief Financial Officer
Anthony J. Sirica		October 12, 2018

/s/ Vincent Pascal	Senior Vice President, Chief Operating
Vincent Pascal	Officer and Director	October 12, 2018
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/s/ Paul Gordon	Senior Vice President and Director	October 12, 2018
Paul Gordon

/s/ Marcia Allen	Director	October 12, 2018
Marcia Allen

/s/ Steven Shulman	Director	October 12, 2018
Steven Shulman

/s/ Bruce R. Lewin	Director	October 12, 2018
Bruce R. Lewin

/s/ Arthur Stainman	Director	October 12, 2018
Arthur Stainman

/s/ Stephen Novick	Director	October 12, 2018
Stephen Novick
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ARK RESTAURANTS CORP.

REGISTRATION STATEMENT ON FORM S-8,

EXHIBIT INDEX

Exhibit Number	Description

4.1	2016 Stock Option Plan

4.2	Form of Incentive Stock Option Agreement

4.3	Form of Non-Statutory Stock Option Agreement

4.4	Amendment to Ark Restaurants Corp. 2010 Stock Option Plan

5.1	Opinion of Davidoff Hutcher & Citron LLP

23.1	Consent of Davidoff Hutcher & Citron LLP

23.2	Consent of CohnReznick LLP

24.1	Power of attorney of officers and directors of the Registrant (included in signature page II-7)